Company Contact:
Investor Contact: Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Alan Magerman Chairman & CEO (760)4384004 xenonics@xenonics.com

Xenonics Reports Fiscal 2005 First Quarter Results

CARLSBAD, CALIFORNIA — February 14, 2005 — XENONICS HOLDINGS, INC. (OTC:XNNC) today announced financial results for the first quarter of fiscal 2005.

For the three months ended December 31, 2004, revenue was $749,000 compared to $2,701,000 for the first quarter of fiscal 2004. The net loss for this year’s first quarter was $425,000, or $0.03 per share. This compares to net income of $254,000, or $0.02 per diluted share, for the same period of the prior year.

Alan Magerman, Chairman and CEO, said, “Our first quarter results were affected by the fact that the Company did not receive an anticipated large military order. However, the Company continues to expect to receive this order.”

Xenonics’ NightHunter illumination systems pack the power of a searchlight into a compact device that can illuminate objects more than a mile away with no “black hole” to obstruct the field of view. “Our NightHunter products set a new performance standard for mission-critical illumination applications ranging from force protection to physical and perimeter security, target identification and designation, surveillance, and search and rescue. NightHunter products provide the critical advantage of seeing the farthest in the dark in both visible and undetectable infrared light, helping defense and security personnel do their difficult jobs better and more safely,” Magerman said.

Private Placement

On January 31, 2005, Xenonics and certain of its stockholders closed the private placement of an aggregate total of 820,800 shares of Xenonics common stock to institutional investors. The shares were sold at a price of $5.00 per share. Of the  shares sold in the private placement, 500,000 were sold by Xenonics, and the balance was sold by stockholders of Xenonics. As a result, Xenonics received $2.5 million of the offering proceeds, which will be reflected in its financial statements for the period ending March 31, 2005.

About Xenonics

Xenonics develops and produces advanced, lightweight and compact ultra-high intensity lighting products for military, law enforcement, public safety, and commercial and private sector applications. Currently, NightHunters are in use by every branch of the U.S. Armed Forces as well as a wide variety of law enforcement and security agencies. Using its breakthrough patented technology, Xenonics provides innovative solutions for customers that demand the ability to see farther so that they can do their job better and safer. Xenonics’ products deliver a quantum leap in performance over other illumination technologies and represent the next generation in small, high intensity, high efficiency lighting systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements

Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our management’s current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. Factors that could cause these forward-looking statements to differ include delays in development, marketing or sales of new products. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management’s assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-K and 10-Q and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

(tables attached)

#3804

XENONICS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
	Three months ended
	December 31,
	2004	2003
$ in thousands, except share amounts	(unaudited)

Revenues	$749	$2,701

Cost of goods sold	423	1,713

Gross profit	326	988

Selling, general and administrative	880	620

Engineering, research and development	108	57

Income (loss) from operations	(662)	311

Other income/(expense), net:

Interest income	7	—

Interest expense	—	(14)

Income (loss) before provision for income taxes	(655)	297

Provision (benefit) for income taxes	(230)	43

Net income (loss)	$(425)	$254

Net income (loss) per share:

Basic	$(0.03)	$0.02
Diluted	$(0.03)	$0.02

Weighted average shares outstanding

Basic	14,250	12,800
Diluted	14,250	15,915

XENONICS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEET
	Dec. 31,	Sep. 30,
	2004	2004
$ in thousands, except share amounts	(unaudited)

Assets
Current assets:
Cash	$853	$3,269

Accounts receivable, net	620	253

Inventories, net	2,403	922

Deferred tax asset	230	—

Deferred offering costs	55	—
Other current assets	148	189

Total Current Assets	4,309	4,633

Equipment, furniture and fixtures, net	41	35

Other non-current assets	25	24

Total Assets	$4,375	$4,692

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$964	$1,126

Accrued royalty	—	400

Accrued payroll and related taxes	104	93

Other current liabilities	4	—

Total Current Liabilities	1,072	1,619

Minority interest	35	—

Shareholders’ equity:
Preferred shares, $0.001 par value, 5,000,000	—	—

shares authorized, 0 shares issued and outstanding
Common shares, $0.001 par value, 20,000,000 shares
authorized as of 2004 and 2003, respectively; 14,364,878
shares issued (97,000 to be issued) and 14,166,878
issued and outstanding in 2004 and 2003, respectively	14	14

Additional paid-in capital	11,160	10,540

Accumulated deficit	(7,906)	(7,481)

Total Shareholders' Equity	3,268	3,073

Total Liabilities and Shareholders' Equity	$4,375	$4,692